SHAREHOLDER MEETING RESULTS


A Special Meeting of Shareholders (the "Meeting") of the AARP funds was held on December 15, 1998, at the office of Scudder Kemper Investments, Inc., Two International Place, Boston, Massachusetts. At the Meeting the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below).

1. To approve a new Investment Management Agreement for each fund with Scudder Kemper Investments, Inc.


        AARP Managed Investment Portfolios Trust                          Number of Votes:
        ----------------------------------------        --------------------------------------------------------
                                                                                                        Broker
                                                            For          Against        Abstain       Non-Votes*
                                                            ---          -------        -------       ----------

         AARP Diversified Income With Growth Fund        3,707,571        47,717        136,843           0
         AARP Diversified Growth Fund                    4,334,449        61,592        126,573           0

2. (For shareholders of AARP U.S. Stock Index Fund only.) To approve a new subadvisory agreement for the fund between Scudder Kemper Investments, Inc. and Bankers Trust Company.



3.       To approve the new Member Services Agreement between AARP Financial
         Services Corporation and Scudder Kemper Investments, Inc.


        AARP Managed Investment Portfolios Trust                          Number of Votes:
        ----------------------------------------        --------------------------------------------------------
                                                                                                        Broker
                                                            For          Against        Abstain       Non-Votes*
                                                            ---          -------        -------       ----------

         AARP Diversified Income With Growth Fund        3,711,013        40,223        140,895           0
         AARP Diversified Growth Fund                    4,335,430        59,696        127,448           0

4. To approve the revision of each fund's fundamental lending policy.


        AARP Managed Investment Portfolios Trust                          Number of Votes:
        ----------------------------------------        --------------------------------------------------------
                                                                                                        Broker
                                                            For          Against        Abstain       Non-Votes*
                                                            ---          -------        -------       ----------

         AARP Diversified Income With Growth Fund        3,563,903        95,385        226,677         6,166
         AARP Diversified Growth Fund                    4,241,322        94,935        185,127         1,230

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*   Broker non-votes are proxies received by the fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.